Exhibit 99.(2)(n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Prime Rate Trust

We consent to the use of our report dated April 27, 2015, with respect to the financial statements of Voya Prime Rate Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 23, 2015